UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 23, 2026
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on April 23, 2026. The following matters were voted upon and the results of the voting were as follows:

(1)    To elect nine directors to the Board of Directors for terms expiring at the Annual Meeting in 2027. The nominees, Messrs. Arnold, Collins, De Lange, Hansotia, Pörksen and Sagehorn and Mses. Barbour, Clark and Golodryga were elected to the Company’s Board of Directors. The results follow:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael C. Arnold	66,712,838	710,647	15,924	1,911,448
Sondra L. Barbour	67,065,198	358,446	15,765	1,911,448
Suzanne P. Clark	66,680,485	742,427	16,497	1,911,448
James C. Collins, Jr.	67,278,835	144,597	15,977	1,911,448
Bob De Lange	67,012,862	410,576	15,971	1,911,448
Zhanna Golodryga	67,387,104	35,272	17,033	1,911,448
Eric P. Hansotia	63,783,033	1,554,466	2,101,910	1,911,448
Niels Pörksen	64,194,350	3,229,135	15,924	1,911,448
David Sagehorn	67,159,744	263,651	16,014	1,911,448

(2)    To consider a non-binding advisory resolution to approve the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain	Broker Non-Votes
62,605,281	4,804,610	29,518	1,911,448

(3)    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026. The results follow:

For	Against	Abstain
64,435,664	4,896,497	18,696

(4)    To vote on a stockholder proposal regarding giving stockholders an ability to call for a special stockholder meeting. The results follow:

For	Against	Abstain	Broker Non-Votes
32,776,205	34,588,953	74,251	1,911,448

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: April 24, 2026